SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 24, 2005

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 28, 2005, Saks Incorporated (the “Company”) disclosed that the internal investigation by the Audit Committee of the Company’s Board of Directors, disclosed on March 3, 2005 and previously expected to be completed by the end of March, 2005, is now expected to be completed in April, 2005. As previously disclosed, the Company voluntarily informed the Securities and Exchange Commission of the Audit Committee’s internal investigation and the SEC opened an informal inquiry. On March 24, 2005, the SEC notified the Company that the SEC issued a formal order of private investigation. The Company is continuing to cooperate fully with the SEC. The Audit Committee’s internal investigation relates to alleged improper collections of vendor markdown allowances in one of Saks Fifth Avenue’s six merchandising divisions, the adequacy of an initial internal investigation in 2002 into this matter, and accounting and disclosure issues that have arisen in the course of the Audit Committee’s investigation.

A copy of the press release disclosing the matters set forth herein is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document
99.1	Copy of press release issued by the Company on March 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: March 28, 2005	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and General Counsel